                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, Amendment No. 2, of our report dated April 14, 1998, which appears on page F-3 of the Annual Report on Form 10-K of Global Intellicom, Inc. and Subsidiaries for the years ended December 31, 1997, 1996 and 1995 and to the reference to our firm under the caption "Experts" in the prospectus.

                                             /s/ Miller, Ellin & Company, LLP
                                              ----------------------------------
                                              MILLER, ELLIN & COMPANY, LLP

New York, New York
June 15, 1998